Exhibit 21.1
                               SUBSIDIARY LIST (1)
                        Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation) which are included in the financial statements on a consolidated basis.

                                              State or Country
                                              of Incorporation      Percentage
Name                                          or Organization      Ownership (2)

Ball Packaging Corp.                              Colorado             100%
   Ball Asia Pacific Limited                      Colorado             100%
   Ball Plastic Container Corp.                   Colorado             100%
   Ball Metal Food Container Corp.                Delaware             100%
   Ball Metal Beverage Container Corp.            Colorado             100%
   Ball Metal Packaging Sales Corp.               Colorado             100%
   Ball Aerospace & Technologies Corp.            Delaware             100%
     Ball Aerospace - (Australia), Pty Ltd.      Australia             100%
     Ball Systems Technology Limited           United Kingdom          100%
     Ball Technology Services Corporation        California            100%
Ball Packaging Products Canada, Inc.               Canada              100%
FTB Packaging Limited                            Hong Kong              95%
   Beijing FTB Packaging Limited.                   PRC                 81%
   FTB Tooling and Engineering Ltd.              Hong Kong              95%
   Fully Tech Industrial Ltd.                    Hong Kong              67%
   Greater China Trading Ltd.                  Cayman Islands           95%
   Hubei FTB Packaging Limited                      PRC                 76%
   Ningbo FTB Can Company Limited.                  PRC                 71%
   Xian Kun Lun FTB Packaging Ltd.                  PRC                 57%
   FTB Ningbo Investment Limited                 Hong Kong              95%
   M.C. Packaging (Hong Kong) Limited            Hong Kong              67%
      MCP Beverage Packaging Limited             Hong Kong              67%
      MCP Industries Limited                     Hong Kong              67%
      Suzhou M.C. Packaging Limited              Hong Kong              37%
      Plasco Limited                             Hong Kong              47%
      Beijing M.C. Packaging Company Limited        PRC                 37%
      Hainan M.C. Packaging Limited                 PRC                 60%
      Hangzhou M.C. Packaging Company Limited       PRC                 34%
      Panyu MCP Industries Limited                  PRC                 60%
      Shenzhen M.C. Packaging Limited               PRC                 40%
      Tianjin M.C. Packaging Limited                PRC                 53%
      Hemei Containers (Tianjin) Co. Ltd.           PRC                 45%
      Suzhou M.C. Beverage Packaging Co. Ltd.       PRC                 37%
      Tianjin MCP Cap Manufacture Company Limited   PRC                 53%
      Tianjin MCP Industries Limited                PRC                 53%


The following is a list of affiliates of Ball Corporation included in the financial statements on the basis of equity accounting:

Datum Inc.                                       Delaware              18%
EarthWatch Incorporated                          Colorado              49%
Phoenix Packaging Corporation                      Ohio                25%
San Miguel Yamamura Ball Corp.                 Philippines              6%
Lam Soon-Ball Yamamura                            Taiwan                8%
Latapack-Ball Embalagens Ltda.                    Brazil               50%
Thai Beverage Can Ltd.                           Thailand              40%


The following are owned indirectly through FTB Packaging Limited:

   Jianlibao FTB Beverages & Can Manufacturing
      (Shanghai) Limited                            PRC                38%
   Sanshui Jianlibao FTB Packaging Limited          PRC                33%
   Zhongshan Yedao Drinks Limited                   PRC                10%
   Zhuhai FTB Packaging Limited                     PRC                31%
   Norinco-MCP (Hong Kong) Limited               Hong Kong             20%
   Guangzhou M.C. Packaging Limited                 PRC                13%
   Maoming Norinco MCP Company Limited              PRC                15%
   Qindao M.C. Packaging Limited                    PRC                27%
   Shenzhen Norinco-MCP Company Limited             PRC                20%


(1) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(v).
(2) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.